UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019 (March 20, 2019)

FUSE MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1565 North Central Expressway Suite 220 Richardson, Texas	75080
	(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (469) 862-3030

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On March 20, 2019, the board of directors (our “Board”) of Fuse Medical, Inc., a Delaware corporation (“we”, “us” or “our”), acting by unanimous written consent, amended and restated our by-laws (our “Amended and Restated By-laws”) in their entirety to, among other things, update our name in our by-laws from “American Metals Service, Inc.” to “Fuse Medical, Inc.” and modernize our by-laws, as detailed below. The Amended and Restated By-laws became effective on March 20, 2019.

Among other things, the Amended and Restated By-laws:

•

clarify that special meetings of stockholders may no longer be called by our Board or holders of at least twenty-five percent (25%) of our shares of capital stock entitled to vote on matters to be brought before the proposed special meeting, but may now be called by our Board, the chair of our Board, or our secretary, after receiving written demand from stockholders holding at least a majority of shares entitled to vote on matters to be brought before the proposed special meeting;

•	require that in the event that our securities are listed on a national exchange, our Board will comply with the applicable corporate governance requirements of such national exchange;*

•

list the requirements for stockholders to nominate directors to our Board or to bring other business before an annual or special meeting of stockholders, including adjusting the dates on which we must receive nominations, proposals, or other business to comply with our Amended and Restated By-laws;*

•	provide eligibility, notice, and procedural requirements that an individual must satisfy to be nominated to serve as a director on our Board;*

•	outline the information required in our proxy statements for annual meetings of stockholders;*

•	remove the condition that our Board approve, by eighty percent (80%) of the directors, the issuance of our securities to certain specified stockholders;

•

clarify that the number of directors on our Board will be not less than three (3) and not more than nine (9), as fixed by a vote of the majority of the total number of directors that would be serving on our Board if there were no vacancies, and each director shall hold office until a successor is duly-elected and qualified or until such director’s earlier, death, resignation, disqualification, or removal;

•	decrease the director-vote requirement to fill vacancies on our Board from eighty percent (80%) to a majority of the then-serving directors;

•	reduce the number of directors that may cause the chair of our Board or our chief executive officer to call a special meeting of our Board from a majority of directors to two (2) or more directors;

•	decrease the number of directors required to constitute a quorum for the transaction of business at a meeting of our Board from sixty percent (60%) of the directors to a majority of the directors;

•	reduce the number of directors required for our Board to take action from sixty percent (60%) to a majority of the directors present at a meeting of our Board at which a quorum is present;

•

clarify that our officers may only be removed by a majority vote of our Board, rather than by an eighty percent (80%) vote of our Board, or except in the case of an officer or agent elected or appointed by our Board, by the chair of our Board, or our president;

•	provide that in the event of a conflict between our Amended and Restated By-laws and our certificate of incorporation, our certificate of incorporation controls;* and

•	mandate that courts in the State of Texas shall be the exclusive forum for various actions that may be brought against us, our officers, or our directors.*

Additionally, our Amended and Restated By-laws incorporate other clarifications, conforming changes, and technical edits and updates, which are consistent with our modernized amended and restated certificate of incorporation, as amended. These modifications are to the following provisions: stockholder notice for business to be properly brought before a meeting of our stockholders; special meetings of our stockholders; notice of meetings of our stockholders; proxies and voting; availability of our stock list; regular and special meetings of our Board; compensation of our officers; committees of our Board; appointment of our officers; roles and responsibilities of our officers and directors; stock certificates; transfers of stock; notices and waivers; requirements of our corporate seal; the designation of our fiscal year; and the indemnification of our officers and directors.

The foregoing description of our Amended and Restated By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of our Amended and Restated By-laws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

*	Indicates newly added provisions to our Amended and Restated By-laws, not found in the prior version of our by-laws.

Item 9.01.	Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-laws of Fuse Medical, Inc., effective as of March 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE MEDICAL, INC.

By:	/s/ William E. McLaughlin, III
William E. McLaughlin, III Senior Vice President Chief Financial Officer and Director

Date: March 21, 2019